EXHIBIT 3a

                      ARTICLES OF AMENDMENT

                   NOVANET INTERNATIONAL, INC.
                         To Be Known As
CASCADE SLED DOG ADVENTURES, INC.
      The undersigned President and Chairman of the Board of Novanet International, Inc. t/b/k/a Cascade Sled Dog Adventurers, Inc., hereby make and files of record with the Nevada Secretary of State these Amended Articles to change the name of the corporation from Novanet International, Inc. to Cascade Sled Dog Adventurers, Inc. pursuant to resolution of the company's Board of Directors and a Majority Shareholders Consent Resolution in accordance with Nevada Code 78.320.

     The undersigned represents that no other terms or provisions of the Articles of Incorporation are hereby amended by this filing and the filing is made and entered solely for the purposes of changing the name of the corporation of record. The majority shareholder consent upon which these Articles are based is attached hereto and incorporated as exhibit A to these Amended Articles in evidence that pursuant to a prior Board of Directors Resolution the matter was proffered for majority shareholder consent and adoption and that of the total issued and 948,158 shares of 1,500,658 issued voted in favor of such name change, constituting 63% of the issued and outstanding shares.

     Done this 29th day of May, 2001.


/S/   Steven B. Madsen
----------------------------

Steven B. Madsen
President and Chairman of the Board


STATE OF WASHINGTON      )
                         :ss.
COUNTY OF COWLITZ        )

      Personally appeared before me, a Notary Public, Steven B. Madsen, who affirmed to me upon oath that he is the President and Chairman of the Board of NOVANET INTERNATIONAL, INC. t/b/k/a CASCADE SLED DOG ADVENTURES, INC., and who executed the foregoing Amended Articles in my presence on this 29th day of May, 2001.



                                   _____________________________
                                   NOTARY PUBLIC
                                   Residing at:




             MAJORITY SHAREHOLDER CONSENT RESOLUTION
                   NOVANET INTERNATIONAL, INC.
            t/b/k/a CASCADE SLED DOG ADVENTURES, INC.


      The undersigned, representing a majority of shareholders of Novanet International, Inc. ("Novanet") t/b/k/a Cascade Sled Dog Adventures, Inc. ("Cascade"), pursuant to Waiver of Notice and as evidenced by their signature below hereby enter into a Majority Consent Resolution to approve as shareholders the change of name of the company of record and authorizing the filing of Amended Articles of Incorporation to reflect the change of name from Novanet International, Inc. to Cascade Sled Dog Adventures, Inc. to more accurately reflect the current business, activities and operation of the company.

      The undersigned represent that they are acting in their capacity as the majority of shareholders of Cascade/Novanet entering into this Majority Consent Resolution pursuant to this Waiver of Notice and understand and agree that the Directors will provide notice of such change of name to all shareholders of the company.

      This Consent Resolution is made and entered pursuant to Nevada revised statute 78.320 and may be filed as an addendum to the Amended Articles of Incorporation memorializing the majority consent of the shareholders.

      Based upon the foregoing each of the following shareholders hereby vote the following shares, constituting a majority of the issued and outstanding shares of the company, in favor of the aforedescribed name change.

      The  aggregate of the undersigned shareholders  constitutes
948,158 shares being 63% of the total issued and outstanding shares of Cascade/Novanet:

     1.        Dennis Madsen:  178,158 shares

     2.        Steve Madsen:  480,000 shares

     3.        Greg Stringham: 50,000 shares

     4.        Miriam Ann Harrel: 140,000 shares

     5.        Kent Mackay:  50,000 shares
     6.        Damon Madsen:  50,000 shares

          Total 948,158 shares


     Dated this 4th day of June, 2001.


/S/ Steven B. Madsen               /S/  Dennis G. Madsen
----------------------             ---------------------
    Steven B. Madsen                    Dennis G. Madsen



/S/ Greg H. Stringham              /S/  Damon L. Madsen
---------------------              --------------------
    Greg H. Stringham                    Damon L. Madsen



/S/ L. Kent Mackay                /S/  Miriam Ann Harrel
----------------------            ----------------------
    L. Kent Mackay                     Miriam Ann Harrel